FORM OF

[December 15, 2011]

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn: Vice President, Custody

Dear Sir or Madam:

Lord Abbett Equity Trust1 (the “Trust”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement].” This letter is to notify State Street that on July 21, 2011 the Trust’s officers executed an Amendment to the Declaration and Agreement of Trust establishing two new Series of the Trust (the “Portfolios”). It is the Trust’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Trust requests that State Street agree, in writing, to provide such services to the Portfolios thereby making the Portfolios a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each Portfolio that participates in the Agreement as of the close of business on [December 15, 2011].

It is currently anticipated that the registration statement for the Portfolios will become effective on [December 15, 2011]. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

Lord Abbett Equity Trust

Lawrence H. Kaplan
Vice President and Secretary

1 Effective August 1, 2011, the Lord Abbett Blend Trust changed its name to Lord Abbett Equity Trust.

Accepted:

[Michael F. Rogers, Executive Vice President]
[State Street Bank and Trust Company]

Enclosures

EXHIBIT A

(Amended as of [December 15, 2011])2

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland

Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland

Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland

Lord Abbett Equity Trust	Statutory Trust	Delaware

Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Global Allocation Fund

Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid-Cap Value Fund, Inc.	Corporation	Maryland

Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Capital Structure Fund
Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund

2 As amended to reflect: (1) effective August 1, 2011, Lord Abbett Blend Trust changed its name to Lord Abbett Equity Trust; and (2) as amended December 15, 2011 the addition of Lord Abbett Calibrated Large Cap Value Fund and Lord Abbett Calibrated Mid Cap Value Fund, each a series of Lord Abbett Equity Trust.

A-1

Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Capital Structure Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid-Cap Value Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett Stock Appreciation Fund	Statutory Trust	Delaware

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

A-2